UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2011 (April 22, 2011)

Lantis Laser Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-53585	65-0813656
(State or other jurisdiction	(Commission	(IRS Employer Identification No.)
of incorporation)	File Number)

11 Stonebridge Denville, NJ		07834
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 300-7622

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry Into a Material Definitive Agreement

On April 22, 2011 the registrant ("Lantis Laser") entered into an agreement and plan of merger (the “Merger Agreement”) with Lantis Acquisition Corp., a wholly-owned subsidiary of Lantis Laser (the “Merger Sub”), and TAG Minerals Inc. (“TAG”), pursuant to which the Merger Sub will be merged into TAG (the “Merger”) and become a wholly-owned subsidiary of Lantis Laser.

Under the Merger Agreement, Lantis Laser will issue 50% of its issued and outstanding shares of common stock or 165,000,000 shares of its common stock to the stockholders of TAG as consideration for the Merger to the accredited shareholders of TAG under an exemption from registration under Rule 506 of Regulation D of the Securities Act of 1933, as amended.

The Merger Agreement also provides that Stanley B. Baron and Craig Gimbel, the current President and Vice President Clinical Affairs, respectively, and the only two members of the board of directors of Lantis Laser (the “Board”), will resign as officers and directors of Lantis Laser and become the officers of Lantis Laser, Inc., currently a wholly-owned subsidiary of Lantis Laser, to conduct the dental technology business of Lantis Laser. The officers and directors of TAG, Al Pietrangelo, Tapiwa Gurupira and Greig Oppenheimer, will become the officers and directors of Lantis Laser with the intention of conducting the gold mining business of TAG.

In addition, the following closing conditions must be satisfied prior to completing the Merger:

1.	TAG must lend Lantis Laser $20,000 within twenty days after execution of the Merger Agreement.

2.
Mr. Baron must enter into an employment agreement with Lantis Laser, Inc. that provides for an annual salary of $180,000, an increase in base salary in the second year of up to $18,000 and an annual bonus of up to 50% of the base salary as determined by the Board of Lantis Laser.

3.
Dr. Gimbel must enter into an employment agreement with Lantis Laser, Inc. that provides for an annual salary of $120,000, an increase in base salary in the second year of up to $12,000 and an annual bonus of up to 50% of the base salary as determined by the Board of Lantis Laser.

4.
Mr. Baron and Dr. Gimbel agree to convert their accrued salaries and interest owed by Lantis Laser amounting to $1,080,000 in return for an option exercisable for five years on a cashless basis to acquire 14,400,000 shares of Lantis Laser common stock at an exercise price of $0.075 per share.

The above description of the Merger Agreement is intended only to be a summary of the material terms of the Merger Agreement and is qualified in its entirety by the Merger Agreement, a copy of which is attached to this Current Report on Form 8-K as exhibit 10.1 and incorporated herein by reference.

Lantis Laser issued a press release to announce the execution of the Merger Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Exhibits and Financial Statements

(d)	Exhibits

10.1	Agreement and Plan of Merger, dated April 22, 2011, among Lantis Laser Inc., Lantis Acquisition Corp. and TAG Minerals Inc.

99.1	Press Release dated April 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 26, 2011	Lantis Laser Inc.

	By:	/s/ Stanley B. Baron
Stanley B. Baron
President and Chairman